UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Bonus Plan

The Company has implemented annual incentive bonus programs for its employees intended to reward them only if the Company achieves specific quantitative and qualitative goals, aligned with driving significant operational performance to increase stockholder value.  On January 13, 2011, the Committee approved the Company’s 2011 annual bonus scheme (the “2011 Bonus Plan”) covering almost half of the Company’s employees, including the Company’s named executive officers. The 2011 Bonus Plan offers employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages range from 5 - 100% of base salary (depending on employee level) for on-target performance of a number of performance targets, with a potential maximum payment of double the on-target percentage payable. Employees also have the opportunity to earn up to 1.5 times the calculated bonus amount depending on the employee’s performance during the year.

In order for any bonuses to be payable, the Company is required to achieve a qualifying financial performance target. If the qualifying target is not achieved, no bonus payments will be made under the 2011 Bonus Plan. If the qualifying target is achieved, bonuses would be payable according to achievement against the Company performance targets, together with a personal performance multiplier based on achievement of individual targets over the course of the year.  The performance metrics for the named executive officers measure: (i) operating cash flow; (ii) customer satisfaction; (iii) customer net additions and (iv) gross margin.  Subject to the achievement of the performance conditions, bonuses will be paid on or around March 31, 2012. Ten per cent. of any bonus payable to certain senior executives in March 2012 will be deferred for twelve months and paid in the form of restricted stock units. The grant date of these restricted stock units will be the date on which the bonus is to be paid and will vest on the date of the first year anniversary.  Payments made under the 2011 Bonus Plan will be approved by the Committee.

Employees who are not in the 2011 Bonus Plan are subject to local schemes which reflect the specific business requirements in that area. For instance, employees in sales related roles are generally in commission schemes which are designed based upon the sales mix for that area of the business and reviewed regularly to ensure they are targeted appropriately. Other employees who are not in the 2011 Bonus Plan are in bonus schemes based upon targets which are tied into local business objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011

VIRGIN MEDIA INC.

By:	/s/Scott Dresser
Name:	Scott Dresser
Title:	Secretary